Exhibit 99.1

SAFETY ANNOUNCES THIRD QUARTER 2021 RESULTS AND DECLARES FOURTH QUARTER 2021 DIVIDEND

Boston, Massachusetts, November 3, 2021. Safety Insurance Group, Inc. (NASDAQ:SAFT) (“the Company”) today reported third quarter 2021 results.

Net income for the quarter ended September 30, 2021 was $24.8 million, or $1.64 per diluted share, compared to net income of $44.7 million, or $2.96 per diluted share, for the comparable 2020 period. Net income for the nine months ended September 30, 2021 was $98.7 million, or $6.58 per diluted share, compared to net income of $85.2 million, or $5.58 per diluted share, for the comparable 2020 period. Non-generally accepted accounting principles (“non-GAAP”) operating income, as defined below, for the quarter ended September 30, 2021 was $1.70 per diluted share, compared to $2.53 per diluted share, for the comparable 2020 period. Non-GAAP operating income for the nine months ended September 30, 2021 was $5.51 per diluted share, compared to $6.02 per diluted share, for the comparable 2020 period.

Safety’s book value per share increased to $61.94 at September 30, 2021 from $59.40 at December 31, 2020. Safety paid $0.90 per share in dividends to investors during the quarters ended September 30, 2021 and 2020, respectively. Safety paid $3.60 per share in dividends to investors during the year ended December 31, 2020.

Direct written premiums for the quarter ended September 30, 2021 decreased by $2.3 million, or 1.1%, to $211.1 million from $213.4 million for the comparable 2020 period. Direct written premiums for the nine months ended September 30, 2021 increased by $4.5 million, or 0.7% to $620.6 million from $616.1 million for the comparable 2020 period. The nine months ended September 30, 2020 direct written premium reflects the Safety Personal Auto Relief Credit, a 15% policyholder credit that was applied to personal auto policies for the months of April, May and June 2020 and was booked as an adjustment to premiums during the second quarter of 2020.

Net written premiums for the quarter ended September 30, 2021 decreased by $3.1 million, or 1.5%, to $202.6 million from $205.7 million for the comparable 2020 period. Net written premiums for the nine months ended September 30, 2021 increased by $1.1 million, or 0.2%, to $593.6 million from $592.5 million for the comparable 2020 period. Net earned premiums for the quarter ended September 30, 2021 decreased by $0.4 million, or 0.2%, to $194.4 million from $194.8 million for the comparable 2020 period. Net earned premiums for the nine months ended September 30, 2021 increased by $6.9 million, or 1.2%, to $581.5 million from $574.6 million for the comparable 2020 period. The changes in both periods are a result of the changes in direct written premiums as described above.

For the quarter ended September 30, 2021, losses and loss adjustment expenses incurred increased by $22.0 million, or 22.7%, to $119.1 million from $97.1 million for the comparable 2020 period. For the nine months ended September 30, 2021, losses and loss adjustment expenses incurred increased by $32.0 million, or 10.4%, to $340.8 million from $308.8 million for the comparable 2020 period. The 2020 losses and loss adjustment expenses in both periods reflect a decrease in frequency, primarily in our private passenger automobile line of business as a result of the COVID-19 pandemic.

Total prior year favorable development included in the pre-tax results for the quarter ended September 30, 2021 was $15.4 million compared to $15.3 million for the comparable 2020 period. Total prior year favorable development included in the pre-tax results for the nine months ended September 30, 2021 was $41.2 million compared to $34.6 million for the comparable 2020 period.

Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the quarter ended September 30, 2021 were 61.3%, 32.6%, and 93.9%, respectively, compared to 49.8%, 35.2%, and 85.0%, respectively, for the comparable 2020 period. Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the nine months ended September 30, 2021 were 58.6%, 33.3%, and 91.9%, respectively, compared to 53.7%, 34.0%, and 87.7%, respectively, for the comparable 2020 period.

Net investment income for the quarter ended September 30, 2021 increased by $1.4 million, or 14.3%, to $11.1 million from $9.7 million for the comparable 2020 period. Net investment income for the nine months ended September 30, 2021 increased by $2.1 million, or 6.8%, to $32.4 million from $30.3 million for the comparable 2020 period. The increase in both periods is a result of an increase in the average invested asset balance and an increase in the equity in earnings of other invested assets compared to the prior year. Net effective annualized yield on the investment portfolio for the quarter ended September 30, 2021 was 3.1% compared to 2.8% for the comparable 2020 period. Net effective annualized yield on the investment portfolio for the nine months ended September 30, 2021 was 3.0% compared to 2.9% for the comparable 2020 period. Our duration on fixed maturities was 3.5 years at September 30, 2021 compared to 3.2 years at December 31, 2020, respectively.

Today, our Board of Directors approved a $0.90 per share quarterly cash dividend on its issued and outstanding common stock payable on December 15, 2021 to shareholders of record at the close of business on December 1, 2021.

Non-GAAP Measures

Management has included certain non-GAAP financial measures in presenting the Company’s results. Management believes that these non-GAAP measures better explain the Company’s results of operations and allow for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Non-GAAP operating income and non-GAAP operating income per diluted share consist of our GAAP net income adjusted by the net realized gains (losses) on investments, change in net unrealized gains on equity securities, credit loss (expense) benefit and taxes related thereto. For the three months ended September 30, 2021, a decrease of $3.4 million for the change in unrealized gains on equity securities was recognized within income before income taxes, compared to an increase of $7.5 million recognized in the comparable 2020 period. For the nine months ended September 30, 2021, an increase of $11.4 million for the change in unrealized gains on equity securities was recognized in income before income taxes, compared to a decrease of $5.6 million recognized in the comparable 2020 period. Net income and earnings per diluted share are the GAAP financial measures that are most directly comparable to non-GAAP operating income and non-GAAP operating income per diluted share, respectively. A reconciliation of the GAAP financial measures to these non-GAAP measures is included in the financial highlights below.

About Safety: Safety Insurance Group, Inc., based in Boston, MA, is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, Safety Property and Casualty Insurance Company, and Safety Northeast Insurance Company. Operating exclusively in Massachusetts, New Hampshire, and Maine, Safety is a leading writer of property and casualty insurance products, including private passenger automobile, commercial automobile, homeowners, dwelling fire, umbrella and business owner policies.

Additional Information: Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our

Company website located at www.SafetyInsurance.com. Safety filed its December 31, 2020 Form 10-K with the SEC on February 26, 2021 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.

Office of Investor Relations

877-951-2522

InvestorRelations@SafetyInsurance.com

Cautionary Statement under "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements. These factors include but are not limited to:

●	The competitive nature of our industry and the possible adverse effects of such competition;
●	Conditions for business operations and restrictive regulations in Massachusetts;
●	The possibility of losses due to claims resulting from severe weather;
●	The possibility that the Commissioner of Insurance may approve future rule changes that change the operation of the residual market;
●	The possibility that existing insurance-related laws and regulations will become further restrictive in the future;
●	Our possible need for and availability of additional financing, and our dependence on strategic relationships, among others;
●	The effects of emerging claim and coverage issues on the Company’s business are uncertain, and court decisions or legislative or regulatory changes that take place after the Company issues its policies, including those taken in response to COVID-19 (such as requiring insurers to cover business interruption claims irrespective of terms or other conditions included in the policies that would otherwise preclude coverage), can result in an unexpected increase in the number of claims and have a material adverse impact on the Company's results of operations;
●	The possibility that civil litigation and/or the Commissioner may require additional premium relief payouts related to COVID-19;
●	The impact of COVID-19 and related risks, including on the Company's employees, agents or other key partners, could materially affect the Company's results of operations, financial position and/or liquidity; and
●	Other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	September 30,	December 31,
	2021	2020
	(Unaudited)
Assets
Investments:
Fixed maturities, available for sale, at fair value (amortized cost: $1,235,207 and $1,189,951, allowance for expected credit losses of $729 and $1,054)	$1,277,402	$1,256,653
Short term investments, at fair value (cost: $0 and $441)	—	441
Equity securities, at fair value (cost: $204,243 and $168,289)	252,623	205,254
Other invested assets	66,323	45,239
Total investments	1,596,348	1,507,587
Cash and cash equivalents	44,703	53,769
Accounts receivable, net of allowance for expected credit losses of $2,409 and $1,754	183,774	179,147
Receivable for securities sold	7,113	1,311
Accrued investment income	9,289	8,045
Taxes recoverable	—	279
Receivable from reinsurers related to paid loss and loss adjustment expenses	11,269	13,432
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	99,248	106,311
Ceded unearned premiums	22,567	22,406
Deferred policy acquisition costs	76,445	74,962
Equity and deposits in pools	38,955	30,429
Operating lease right-of-use-assets	27,313	31,000
Other assets	27,704	25,595
Total assets	$2,144,728	$2,054,273

Liabilities
Loss and loss adjustment expense reserves	$578,547	$567,581
Unearned premium reserves	434,167	421,901
Accounts payable and accrued liabilities	64,413	79,486
Payable for securities purchased	28,224	7,144
Payable to reinsurers	18,623	8,236
Deferred income taxes	11,561	17,611
Taxes payable	2,643	—
Debt	30,000	30,000
Operating lease liabilities	27,313	31,000
Other liabilities	21,160	6,635
Total liabilities	1,216,651	1,169,594

Shareholders’ equity
Common stock: $0.01 par value; 30,000,000 shares authorized; 17,813,573 and 17,724,866 shares issued	178	178
Additional paid-in capital	214,576	209,779
Accumulated other comprehensive income, net of taxes	33,909	53,527
Retained earnings	803,248	745,029
Treasury stock, at cost: 2,831,168 shares	(123,834)	(123,834)
Total shareholders’ equity	928,077	884,679
Total liabilities and shareholders’ equity	$2,144,728	$2,054,273

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net earned premiums	$194,395	$194,843	$581,542	$574,640
Net investment income	11,112	9,718	32,418	30,344
Earnings from partnership investments	5,720	4,699	12,625	2,589
Net realized gains (losses) on investments	2,226	669	8,507	(683)
Change in net unrealized gains on equity securities	(3,447)	7,521	11,414	(5,639)
Credit loss (expense) benefit	(49)	182	325	(2,289)
Finance and other service income	3,751	4,768	11,660	12,252
Total revenue	213,708	222,400	658,491	611,214

Losses and loss adjustment expenses	119,129	97,054	340,785	308,774
Underwriting, operating and related expenses	63,291	68,596	193,404	195,192
Interest expense	131	131	390	308
Total expenses	182,551	165,781	534,579	504,274

Income before income taxes	31,157	56,619	123,912	106,940
Income tax expense	6,337	11,877	25,251	21,694
Net income	$24,820	$44,742	$98,661	$85,246

Earnings per weighted average common share:
Basic	$1.65	$2.99	$6.63	$5.62
Diluted	$1.64	$2.96	$6.58	$5.58

Cash dividends paid per common share	$0.90	$0.90	$2.70	$2.70

Number of shares used in computing earnings per share:
Basic	14,982,405	14,907,809	14,826,515	15,085,914
Diluted	15,080,029	15,030,277	14,922,870	15,204,155

Reconciliation of Net Income to Non-GAAP Operating Income

Net income	$24,820	$44,742	$98,661	$85,246
Exclusions from net income:
Net realized (gains) losses on investments	(2,226)	(669)	(8,507)	683
Change in net unrealized gains on equity securities	3,447	(7,521)	(11,414)	5,639
Credit loss expense (benefit)	49	(182)	(325)	2,289
Income tax (benefit) expense on exclusions from net income	(267)	1,758	4,252	(1,808)
Non-GAAP operating income	$25,823	$38,128	$82,667	$92,049

Net income per diluted share	$1.64	$2.96	$6.58	$5.58
Exclusions from net income:
Net realized (gains) losses on investments	(0.15)	(0.04)	(0.57)	0.04
Change in net unrealized gains on equity securities	0.23	(0.50)	(0.76)	0.37
Credit loss expense (benefit)	-	(0.01)	(0.02)	0.15
Income tax (benefit) expense on exclusions from net income	(0.02)	0.12	0.28	(0.12)
Non-GAAP operating income per diluted share	$1.70	$2.53	$5.51	$6.02

Safety Insurance Group, Inc. and Subsidiaries

Additional Premium Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Written Premiums
Direct	$211,098	$213,438	$620,568	$616,085
Assumed	7,585	5,675	23,345	20,781
Ceded	(16,079)	(13,355)	(50,265)	(44,414)
Net written premiums	$202,604	$205,758	$593,648	$592,452

Earned Premiums
Direct	$204,429	$205,421	$608,448	$608,517
Assumed	7,202	6,542	23,199	23,411
Ceded	(17,236)	(17,120)	(50,105)	(57,288)
Net earned premiums	$194,395	$194,843	$581,542	$574,640